Exhibit 10.26.5

THIRD AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

THIS THIRD AMENDMENT TO CONSTRUCTION LOAN AGREEMENT (the “Third Amendment”), is made and entered into this      day of December, 2005, by and between MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, successor in interest to Allfirst Bank (the “Bank”), and dELiA*s DISTRIBUTION COMPANY, a Delaware corporation (the “Borrower”), and with the joinder of dELiA*s CORP. and dELiA*s, INC., jointly and severally (the “Guarantors”).

B A C K G R O U N D :

A. Borrower and Bank entered into a Construction Loan Agreement dated August 6, 1999, which was amended by an Amendment to Construction Loan Agreement dated April 19, 2004 and a Second Amendment to Construction Loan Agreement dated September 3, 2004 (as amended, the “Loan Agreement”). The Loan Agreement is incorporated herein by reference and made a part hereof. All capitalized terms used herein without definition which are defined in the Loan Agreement shall have the meanings set forth therein.

B. Borrower and Bank have agreed to further amend the Loan Agreement.

C. Borrower has no defense, charge, defalcation, claim, plea, demand, set-off or counterclaim to or against the Loan Agreement, the Loan Documents or any document(s) or instrument(s) related thereto or associated therewith.

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. That the above Background is incorporated herein by reference.

2. That the Loan Agreement be and hereby is amended to provide that the Bank agrees to release Alloy, Inc. as a surety for the Loan conditioned on the substitution of dELiA*s, Inc. as a surety for the Loan.

3. That paragraph 3(q) of the Loan Agreement be and hereby is amended to provide that dELiA*s, Inc. shall achieve and maintain (a) at all times unrestricted cash and marketable securities and available borrowing capacity on its line of credit with Wells Fargo, N.A. (provided that dELiA*s, Inc. is not in default on such line of credit) of at least $10,000,000 or (b) on a quarterly rolling twelve months basis (or full fiscal year basis) during the term of the Loan a Funds Flow Coverage Ratio of at least 1.20 to 1.0. “Funds Flow Coverage Ratio” shall mean (A) the sum of (i) cash flow from operating activities before changes in operating assets and liabilities and (ii) cash interest expense, divided by (B) the sum of (i) cash interest expense and (ii) current maturities of long term debt.

4. That in consideration for the above modifications, the Borrower shall pay to Bank a modification fee of $13,500, which shall be deemed to be immediately earned on payment and shall be in addition to any and all other payments required under the Loan Documents.

5. That the Borrower reaffirms and restates the representations and warranties set forth in Section 2 of the Agreement, as amended by this Third Amendment, and all such representations and warranties shall be true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date(s). The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lender that (i) this Third Amendment has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of the Borrower, and is enforceable in accordance with its terms; (ii) the Borrower is not in default under the Loan Agreement or any of the other Loan Documents, and the Borrower is in full compliance with all of the terms and conditions thereof; (iii) no event exists which with the passage of time, notice, or both, will constitute an Event of Default under the Agreement or any of the other Loan Documents; and (iv) there have been no material adverse changes in the Borrower’s finances or operations which would cause the Borrower to be in default under any of the financial covenants contained in the Loan Agreement or any of the other Loan Documents.

4. That the terms and conditions, paragraph sections, collateral requirements, representations and warranties of the Loan Agreement and Loan Documents, together with all understandings by and between the parties to this Third Amendment evidenced by writings of the same or subsequent date, not in conflict with the above modifications under this Third Amendment, shall remain in full force and effect and are hereby ratified, reaffirmed and confirmed.

5. That all references to the Loan Agreement in the Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith, as well as in writings of the same or subsequent date, shall mean the Loan Agreement as amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

6. That the parties hereto shall, at any time, and from time to time following the execution of this Third Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Third Amendment.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Third Amendment to be executed as of the day and year first above written.

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
Keith A. Mummert, Vice President

“Bank”

ATTEST:	dELiA*s DISTRIBUTION COMPANY

By:	By:

Title:	Title:

“Borrower”

ATTEST:	dELiA*s CORP.

By:	By:

Title:	Title:

ATTEST:	dELiA*s, INC.

By:	By:

Title:	Title:

“Guarantors”